Exhibit 99.1

Bed Bath & Beyond Inc. Announces Strategic Changes to Strengthen its Financial Positioning,

Drive Growth and Better Serve Customers

UNION, N.J., August 31, 2022 /PRNewswire/ — Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced a strategic and business update focused on changes intended to meet the demand of its customers, drive growth and profitability, and improve its balance sheet and cash flows.

Sue Gove, Director & Interim Chief Executive Officer commented, “We are embracing a straight-forward, back-to-basics philosophy that focuses on better serving our customers, driving growth, and delivering business returns. In a short period of time, we have made significant changes and instituted enablers across our entire enterprise to regain our dominance as a preferred shopping destination for our customers’ favorite brands and exciting products. We command a special presence in the Home and Baby markets, and we intend to fulfill our opportunity to be the category retailer of choice.”

Ms. Gove continued, “We are working swiftly and diligently to strengthen our liquidity and secure our path for the future. We have taken a thorough look at our business, and today, we are announcing immediate actions aimed to increase customer engagement, drive traffic, and recapture market share. This includes changing our merchandising and inventory strategy, which will be rooted in National Brands. Additionally, we are focused on driving digital and foot traffic, as well as optimizing our store fleet. We believe these changes will have a widespread positive impact across customer experience, inventory assortment, supply chain execution and cost structure. The customer underpins our decisions, and we are committed to delivering what they want while driving growth, profitability, and financial returns.”

Strengthening Our Financial Positioning

Liquidity

The Company announced it has secured financing commitments for more than $500 million of new financing, including its newly expanded $1.13 billion asset-backed revolving credit facility (“ABL facility”) and a new $375 million “first-in-last-out” facility (“FILO facility”). The refinancing of the ABL Facility is being led by J.P. Morgan, and Sixth Street Partners is serving as the Lender and Agent for the Company’s FILO facility. The commitments are subject to customary closing conditions. There is no guarantee that the closing conditions will be satisfied, however, the Company anticipates that the closing and funding of the loans will occur imminently.

Additionally, the Company filed a Form S-3 Registration Statement with the SEC earlier this morning as it prepares for the potential launch of an at the market offering program (“ATM”) for up to 12 million shares of common stock. The potential proceeds from an ATM are expected to be used for a number of corporate purposes, including to repurchase or repay some of the Company’s debt.

Cost Structure

The Company has begun implementing significant, additional SG&A reductions to right-size its cost structure. These reflect the Company’s immediate priorities of merchandising, inventory, and traffic, and also align with changes in store footprint, lower Owned Brands development and support, and deferral of longer-term strategic initiatives. Cost optimization plans include a reduction in force, including approximately 20% across corporate and supply chain.

The Company expects the actions announced today to reduce SG&A by approximately $250 million in fiscal 2022.

Additionally, the Company has further reduced its plan for capital spending. In fiscal 2022, planned capital expenditures are now forecasted to be $250 million, compared to the $400 million previously disclosed, and are expected to provide sufficient strategic investment in technology, digital capabilities and offerings, and store maintenance.

Real Estate and Store Fleet Optimization

The Company has identified and commenced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. The Company continues to evaluate its portfolio and leases, in addition to staffing, to ensure alignment with customer demand and go-forward strategy.

Better Serving Our Customers

Merchandising and Inventory

Customers are expected to benefit from swift actions the Company is taking in its Bed Bath & Beyond banner to rebalance its assortment and improve inventory. These include adjusting merchandise allocations to lead with customer preference and bringing back popular national brands and introducing new, emerging direct-to-consumer brands. The Company is working expeditiously to increase its National Brands inventory where possible and will increase inventory penetration by 20 percentage points over the long term.

Accordingly, the Company will be exiting a third of its Owned Brands by discontinuing three of its nine labels (Haven™, Wild Sage™ and Studio 3B™). The breadth and depth of inventory across the Company’s six remaining Owned Brands (Simply Essential™, Nestwell™, Our Table™, Squared Away™, H for Happy™ and Everhome™) will be substantially reduced to 20 percentage points, reflecting a more balanced sales to stock ratio moving forward.

Customer Engagement

The Company plans to leverage its recently introduced, cross-banner loyalty program, Welcome Rewards™ to drive traffic, sales, and customer retention. Welcome Rewards™ brings valuable savings, more benefits, and special perks to customers who shop online and in stores nationwide at Bed Bath & Beyond, buybuy BABY, and Harmon. Customers earn and redeem points across all three retail banners with every purchase across all retail channels and banners. Since recently launching nationally, the program has seen strong momentum with five million total members, increasing new membership by 20%.

Supporting Suppliers and Vendor Partners

The Company’s teams are working closely with supplier and vendor partners to ensure customers have access to a strong assortment of their favorite brands across both store and digital channels. The Company will host a supplier event in early-Fall 2022 to build on new and strengthen existing relationships, address any issues to ensure strong support, and work collaboratively to create the best experience for shared customers.

Building on the Strength of buybuy BABY

The Strategy Committee of the Board of Directors, with the assistance of independent strategic and financial advisors, has completed a comprehensive review of the inherent value of the Company’s buybuy BABY banner, which confirmed the banner’s strategic potential. The Board of Directors believes that, at this time, buybuy BABY will deliver greater value for the Company’s shareholders as part of the Bed Bath & Beyond Inc. portfolio. The Board of Directors and management team have identified several strategies to implement impactful, organic changes to accelerate further growth and unlock the brand’s full potential including building on its digital and registry platforms, addressing additional age groups and expanding products and services. The Board of Directors’ Strategy Committee will continue to monitor the buybuy BABY business as it preserves optionality and future value creation.

Leadership Changes

The Company has realigned its executive leadership team to reflect the strategic priorities and changes announced today. Mara Sirhal has been appointed to Executive Vice President and Brand President of Bed Bath & Beyond. In addition, Patty Wu has been promoted to Executive Vice President and Brand President of buybuy BABY. The newly created Brand President roles will be responsible for each banner’s merchandising, planning and allocation, brand marketing, and stores, and will report directly to Ms. Gove.

Ms. Sirhal most recently served as the Company’s Executive Vice President and Chief Merchandising Officer for the Bed Bath & Beyond banner. Ms. Sirhal joined the Company in January 2021 as Senior Vice President and General Manager for Harmon to lead all operational aspects of this business. Ms. Sirhal’s retail experience includes nearly 20 years across a variety of categories in merchandising, product development, planning, digital, inventory management, supplier diversity, and leased businesses at Macy’s, Inc.

Ms. Wu has served as the Senior Vice President and General Manager of buybuy BABY since joining the Company in January 2021. Prior to buybuy BABY, Ms. Wu held several executive leadership positions across retail and business, including the roles of Chief Commercial Officer of Beautycounter, Chief Commercial Officer and General Manager of the Baby Division at The Honest Company, as well as senior management roles at Mattel, Inc. and Walmart.

In conjunction with these changes, the Company has eliminated the Chief Operating Officer and Chief Stores Officer roles. Accordingly, John Hartmann and Gregg Melnick will be departing the Company.

CEO Search

Harriet Edelman, Independent Chair of the Bed Bath & Beyond Inc. Board of Directors, said: “It is clear from the focused work to date, evidenced by the breadth of today’s announcements, that Sue has quickly formulated and executed important changes to customer-facing strategy, operations, management team, cost structure and liquidity. On behalf of the entire Board, we are very pleased and confident that Sue’s dedicated leadership will continue to have a significant, positive impact on Company performance. Regarding our search for the Company’s next Chief Executive Officer, the Company’s Board of Directors previously announced that it retained nationally recognized firm, Russell Reynolds. We are in the earliest phase of the search process and will provide an update when appropriate.”

Financial Update (Interim)

At this time, the Company is providing the following interim financial update for the second quarter of fiscal 2022 ended August 27, 2022:

•	Net Sales of approximately $1.45 billion

•	Comparable Sales decline of approximately 26% compared to the second quarter of fiscal 2021

•	Free Cash Flow usage of approximately $325 million

Additionally, the Company is providing the following interim financial update for its fiscal 2022 expectations:

•	Comparable Sales decline in the 20% range driven by improvements in the second half of fiscal 2022 versus the first half of fiscal 2022

•	Adjusted SG&A expense approximately $250 million below last year reflecting cost optimization actions occurring in the second half of fiscal 2022

•	Capital expenditures of approximately $250 million versus the Company’s original plans of approximately $400 million

The Company has not yet completed its quarterly financial close and plans to provide its full financial results for the second quarter on Thursday, September 29, 2022. Until that time, the preliminary results described in this press release are estimates only and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close review process.

Conference Call and Investor Presentation

To discuss today’s announcement, Bed Bath & Beyond Inc. will host a conference call with analysts and investors today at 8:15am EDT and may be accessed by dialing 1-404-400-0571, or if international, 1-866-374-5140, using conference ID number 58295059#. A live audio webcast of the conference call will also be available on the investor relations section of the Company’s website at http://bedbathandbeyond.gcs-web.com/investor-relations. The webcast will be available for replay after the call.

The Company has also made available an Investor Presentation on the investor relations section of the Company’s website at http://bedbathandbeyond.gcs-web.com/events-and-presentations.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, buybuybaby.ca, and facevalues.com.

Non-GAAP Information

This press release contains certain non-GAAP information Adjusted SG&A and Free Cash Flow. Free Cash Flow is defined as operating cash flow less capital expenditures. Non-GAAP information is intended to provide visibility into the Company’s core operations and excludes special items, including non-cash impairment charges related to certain store-level assets and tradenames, loss on sale of businesses, loss on the extinguishment of debt, charges recorded in connection with the restructuring and transformation initiatives, which includes accelerated markdowns and inventory reserves related to the planned assortment transition to Owned Brands and costs associated with store closures related to the Company’s fleet optimization and the income tax impact of these items. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results. The Company is not providing a reconciliation of its forward looking quarter ended August 27, 2022 non-GAAP preliminary expected results or its fiscal year 2022 guidance with respect to, Adjusted SG&A and Free Cash Flow because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Exchange Act, including, but not limited to, our progress and anticipated progress towards our long-term objectives, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2022 fiscal second quarter and 2022 fiscal year. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine; challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products; the impact of cost-saving measures; our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital; our inability to complete our expected credit financings; changes to our credit rating or the terms on which vendors or others will provide us credit; the impact of strategic changes, including the reaction of customers to such changes; a challenging overall macroeconomic environment and a highly competitive retailing environment; risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements; changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards. Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this press release or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this press release or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this press release or elsewhere might not occur.

Contacts:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com